UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 25, 2006
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                               SE FINANCIAL CORP.
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             (Exact name of Registrant as specified in its Charter)


         Pennsylvania                0-50684                     57-1199010
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(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)


1901-03 East Passyunk Avenue, Philadelphia, Pennsylvania           19148
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (215) 468-1700
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                                 Not Applicable
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         (Former name or former address, if changed since last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant to Rule 425 under the  Securities  Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

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                               SE FINANCIAL CORP.
                    INFORMATION TO BE INCLUDED IN THE REPORT

                            Section 8 - Other Events

Item 8.01 Other Events.

         The Registrant is filing this Current Report on Form 8-K to disclose information regarding certain loans held by its wholly-owned subsidiary, St. Edmond's Federal Savings Bank (the "Bank").

         1. A $1.3 million construction loan that was determined to be impaired during the quarter ended October 31, 2006 has now been repaid in full for all amounts due. A reversal of the $460,000 of reserves established for this loan was recorded in the quarter ended October 31, 2006.

         2. Participation interests on three loans to one borrower, totaling approximately $1.5 million in aggregate, that were previously downgraded to substandard have now been determined to be impaired. The Bank recorded reserves totaling $119,000 for these loans at the time the loans were downgraded to substandard. Further reserves totaling $145,000 were recorded during the quarter ended October 31, 2006 as a result of the impairment determination, and the current total reserve for these loans is $290,500. There can be no assurance that additional provisions relating to these loans will not be necessary.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SE FINANCIAL CORP.

Date: November 28, 2006                     By:  /s/Douglas P. Moore
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                                                 Douglas P. Moore
                                                 Chief Financial Officer